Exhibit 1.1

Calithera Biosciences, Inc.

18,518,519 Shares of Common Stock

Short-Term Common Warrants to Purchase 18,518,519 Shares of Common Stock

Long-Term Common Warrants to Purchase 18,518,519 Shares of Common Stock

Underwriting Agreement

New York, New York

March 29, 2022

SVB Securities LLC

H.C. Wainwright & Co., LLC

as Representatives of the several Underwriters

c/o SVB Securities LLC

255 California Street, 12th Floor

San Francisco, California 94111

c/o H.C. Wainwright & Co., LLC

430 Park Ave., 3rd Floor

New York, New York 10022

Ladies and Gentlemen:

Calithera Biosciences, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as Representatives, (a) the number of shares (the “Shares”) of common stock, $0.0001 par value (“Common Stock”) of the Company set forth in Schedule I hereto, (b) warrants exercisable for a period of 18 months from the Closing Date (as defined in Section 3) to purchase the number of shares of Common Stock set forth in Schedule I hereto at an exercise price of $0.54 per share (the “Short-Term Common Warrants”), and (c) warrants exercisable for a period of five years from the Closing Date to purchase the number of shares of Common Stock set forth in Schedule I hereto at an exercise price of $0.54 per share (the “Long-Term Common Warrants” and, collectively with the Shares and the Short-Term Common Warrants, the “Underwritten Securities”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as the Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The Short-Term Common Warrants and the Long-Term Common Warrants are collectively referred to herein as the “Warrants”; the shares of Common Stock issuable upon exercise of Short-Term Common Warrants and the Long-Term Common Warrants are collectively referred to herein as the “Warrant Shares”; and the Underwritten Securities and the Warrant Shares are collectively referred to herein as the

“Securities.” The terms of the Short-Term Common Warrants and the Long-Term Common Warrants will be set forth in the forms of Short-Term Common Warrant and Long-Term Common Warrant, respectively, each of which will be filed as an exhibit to a Current Report on Form 8-K.

As used in this underwriting agreement (this “Agreement”), the “Registration Statement” means the registration statement referred to in paragraph 1(a) hereof, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Securities that are filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date, and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective; the “Base Prospectus” means the base prospectus referred to in paragraph 1(a) hereof contained in the Registration Statement at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”); the “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) hereof which is used prior to the filing of the Final Prospectus, together with the Base Prospectus; and the “Final Prospectus” means the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time, together with the Base Prospectus.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule IV hereto, and (iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

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1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Securities Act and the Company has prepared and filed with the SEC a shelf registration statement, as defined in Rule 405 on Form S-3 (file number 333-243731), including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has been declared effective. The proposed offering of the Securities may be made pursuant to General Instruction I.B.1 of Form S-3. The Company may have filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder and shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; on each Effective Date at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities to be included on the cover page of the Final Prospectus, when taken together as a whole, (ii) each electronic road show, when taken together as a whole with the

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Disclosure Package and the price to the public, the number of Underwritten Securities to be included on the cover page of the Final Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) The Company (i) has not alone engaged in any Testing-the-Waters Communication, and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. ”Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement on file at the time of issuance of such Issuer Free Writing Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and the statements in the Preliminary Prospectus and the Final Prospectus (including the documents incorporated by reference therein) (a) under the headings “Description of Capital Stock” and “Material U.S. Federal Income Tax Consequences” and (b) the statements incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under the headings “Risk Factors – Risks Related to our Intellectual Property,” “Risk Factors – Risks Related to Regulatory Approval of Our Product Candidates and Other Legal Compliance Matters,” Business –

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Intellectual Property,” “Business – Government Regulation,” “Business – Foreign Regulation,” and “Business – New Legislation and Regulations,” in each case insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable. The Warrant Shares when issued, paid for and delivered upon due exercise of the Short-Term Common Warrants and the Long-Term Common Warrants, as applicable, have been duly authorized for issuance and sale pursuant to the Short-Term Common Warrants and the Long-Term Common Warrants, as applicable, and, when issued and delivered by the Company against payment therefor pursuant to the Short-Term Common Warrants and the Long-Term Common Warrants, as applicable, will be duly and validly issued, fully paid and nonassessable, free and clear of any pledge, mortgage, hypothecation, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights. The Warrant Shares issuable upon exercise of the Short-Term Common Warrants and the Long-Term Common Warrants have been reserved for issuance. The Securities, when issued, will conform in all material respects to the description thereof set forth in the Registration Statement, the Disclosure Package and the Final Prospectus.

(j) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(k) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Prospectus: (i) there has been no Material Adverse Effect, (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company. For purposes of this Agreement, a “Material Adverse Effect” shall mean (x) a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (y) a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company taken as a whole, whether or not arising from transactions in the ordinary course of business.

(l) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus, except for intellectual property which is separately addressed in

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subsection (ff) below, and to enter into and perform its obligations under this Agreement. Each of the Company and its subsidiaries is duly qualified as a foreign corporation or foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of California) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(m) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(n) The Common Stock conforms in all material respects to the description thereof contained in or incorporated by reference into the Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in all material respects in the Final Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, included in or incorporated by reference into the Disclosure Package and the Final Prospectus fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(o) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Securities Act; (ii) such as are required by the listing rules of The Nasdaq Global Select Market; (iii) the applicable rules of the Financial Industry Regulatory Authority (“FINRA”); and (iv) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Final Prospectus.

(p) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its

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subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) for such breach or violation as would not reasonably be expected to have a Material Adverse Effect, or would not have a material adverse effect on the Company’s ability to consummate any of the transactions contemplated herein.

(q) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except to the extent such registration rights have been waived in connection with the offering of the Securities.

(r) The consolidated historical financial statements of the Company and its subsidiaries included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form, in all material respects, with the applicable accounting requirements of the Securities Act and have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The financial data included or incorporated in the Disclosure Package and the Final Prospectus fairly present, in all material respects, on the basis stated in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, the information included therein.

(s) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(t) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except for intellectual property which is separately addressed in subsection (ff) below and except as would not reasonably be expected to have a Material Adverse Effect.

(u) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), for such breach or violation as would not reasonably be expected to have a Material Adverse Effect.

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(v) Ernst & Young, LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered their report with respect to the audited consolidated financial statements included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(w) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(x) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(y) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(z) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(aa) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such

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subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Prospectus.

(bb) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations required to be issued by all applicable authorities necessary to conduct their respective business as presently conducted, except where the failure to possess such licenses, certificates permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(cc) Except as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect: (i) the Company and its subsidiaries and, to its knowledge, its collaborators and contractors are and have been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company, its subsidiaries and its collaborators and contractors for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., similar laws of other Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (ii) the Company, its subsidiaries and, to its knowledge, its collaborators and contractors, possess all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of its properties or the conduct of its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and the Company, its subsidiaries and, to its knowledge, its collaborators and contractors are not in violation of any term of any such Authorizations; (iii) neither the Company, its subsidiaries, nor, to its knowledge, its collaborators and contractors, have received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (“FDA”) or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws or Authorizations; (iv) neither the Company nor its subsidiaries have received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company, its subsidiaries or its collaborators and contractors that could reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by the FDA or similar Governmental Entity; (v) the Company, its subsidiaries, and, to its knowledge, its collaborators and contractors have not received written notice that any Governmental Entity has taken, is taking

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or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity has threatened or is considering such action; and (vi) the Company, its subsidiaries, and, to its knowledge, its collaborators and contractors have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). To the Company’s knowledge, none of the Company, its subsidiaries nor any of its or its subsidiaries’ directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other Governmental Entity.

(dd) The documents incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus, at the time they were filed with the SEC, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and, when read together with the other information in the Registration Statement, the Disclosure Package and the Final Prospectus, as of their respective dates, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ee) The clinical trials and other studies conducted by the Company, its subsidiaries, or to the knowledge of the Company, by its collaborators or contractors on behalf of the Company, have been and, if still pending, are being conducted in all material respects pursuant to all Applicable Laws and Authorizations; the descriptions of the results of such clinical trials and other studies contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus are accurate in all material respects and fairly present the data derived from such clinical trials and other studies; except to the extent disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company is not aware of any clinical trials or other studies, the results of which the Company believes reasonably call into question the research, non-clinical study results or clinical trial results described or referred to in the Registration Statement, the Disclosure Package and the Final Prospectus, when viewed in the context in which such results are described; and neither the Company nor any of its subsidiaries have received any written notices or other correspondence from any Governmental Entity requiring the termination, suspension or material modification of any clinical trial or other study conducted by or on behalf of the Company or any of its subsidiaries.

(ff) The Company and its subsidiaries own, possess, license or otherwise have sufficient rights to use, or can acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted as described in the Disclosure Package and Final Prospectus, except where the failure to so own, possess, license or otherwise hold or

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acquire would not reasonably be expect to have a Material Adverse Effect. Except as set forth in or incorporated by reference into the Disclosure Package and the Final Prospectus, (a) there are no rights of third parties to any material Intellectual Property of the Company; (b) to the Company’s knowledge there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any act which would form a reasonable basis for any such claim; and (f) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(gg) The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(hh) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto. The Company and its subsidiaries’ internal controls over financial reporting are effective at the reasonable assurance level and neither the Company nor its subsidiaries are aware of any material weakness in their internal controls over financial reporting. Except as described in the Disclosure Package and the Final Prospectus, since the end of the Company’s most recent audited fiscal year, there have been (A) no material weaknesses in the Company’s or its subsidiaries’ internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s or its subsidiaries’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or its subsidiaries’ internal control over financial reporting (it being understood that, as of the date hereof, the Company is not required to comply with Section 404(b) of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”)).

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(ii) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information required to be disclosed by the Company and its subsidiaries in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures. The Company has conducted evaluations of the effectiveness of their disclosure controls as required by Rule 13a-15 of the Exchange Act.

(jj) The Company has not taken, directly or indirectly, without giving effect to activities by the Underwriters any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(kk) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive and hold required permits, licenses or other approvals, or liability would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus. Except as set forth in the Disclosure Package and the Final Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ll) The Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(mm) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension

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Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company of any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(nn) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith that are in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(oo) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(pp) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

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(qq) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(rr) Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(ss) The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, and to the knowledge of the Company are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company has implemented and maintained or caused to be implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same or as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company is presently in compliance with all applicable laws, rules and regulations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and

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Personal Data from unauthorized use, access, misappropriation or modification, except where the failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect. The Company has taken all necessary actions to comply with the European Union General Data Protection Regulation and all other applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

(tt) The interactive data in eXtensible Business Reporting Language (“XBRL”) included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(uu) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and is listed on the Nasdaq Global Select Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Select Market, nor has the Company received any notification that the SEC or the Nasdaq Global Select Market is contemplating terminating such registration or listing, except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

(vv) Except for the Underwriters, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly to purchase from the Company, at a combined purchase price for one Share, a Short-Term Common Warrant and a Long-Term Common Warrant of $0.5022, which shall be allocated as $0.4822 per Share (the “Per Share Purchase Price”), $0.01 per Short-Term Common Warrant (the “Per Short-Term Common Warrant Purchase Price”), and $0.01 per Long-Term Common Warrant (the “Per Long-Term Common Warrant Purchase Price”), the number of Shares, Short-Term Common Warrants and Long-Term Common Warrants set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities shall be made on the date and at the time specified in Schedule I hereto or at such time

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on such later date not more than two Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Underwritten Securities being herein called the “Closing Date”). Delivery for the Shares, the Short-Term Warrants and the Long-Term Warrants shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct, to the Representatives for the accounts of the several Underwriters, in the form of book-entry entitlements. The Shares, Short-Term Common Warrants and the Long-Term Common Warrants will be issued separately and may be transferred separately immediately upon issuance. As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. Delivery of the Underwritten Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal

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of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available (which may be satisfied by filing with the SEC on its Electronic Data Gathering Analysis and Retrieval System) to its securityholders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement with conformed signatures (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing

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Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives reasonably may designate and will use its reasonable best efforts to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of SVB Securities LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable for, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto (the “Lock-Up Period”), provided, however, that the Company may (i) issue and sell Common Stock (or any securities convertible into or exercisable, or exchangeable for, shares of Common Stock) pursuant to any employee stock option plan, incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (iii) file one or more registration statements on Form S-8, and (iv) offer, issue and sell shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, Common Stock, in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of shares of Common Stock issued or issuable does not exceed 10% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Underwritten Securities and (y) each recipient of any such Common Stock issued or issuable agrees to the restrictions on the resale of securities that are consistent with the lock-up letters described in Section 6(l) hereof for the remainder of the Lock-Up Period.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

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(i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Shares and the Warrant Shares on the Nasdaq Global Select Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings, with such fees and expenses of counsel not to exceed $15,000); (viii) fees and expenses of the transfer agent for the Securities (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), including, without limitation, fees and expenses pursuant to the Warrant Agency Agreement; the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(j) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act (“Rule 433”); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the

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requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Cooley LLP, counsel for the Company, to have furnished to the Representatives their opinion and negative assurance letter, each dated as of the Closing Date and addressed to the Representatives in form and substance reasonably satisfactory to the Representatives.

(c) The Company shall have requested and caused each of Foley Hoag LLP and Fenwick & West LLP, each intellectual property counsel for the Company, to have furnished to the Representatives their respective opinion, each dated as of the Closing Date and addressed to the Representatives in form and substance reasonably satisfactory to the Representatives.

(d) The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the chief executive officer and the chief financial officer of the Company, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendments or supplements thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect

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as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(f) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, comfort letters (which may refer to letters previously delivered to the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) The Company shall have furnished to the Representatives, at the Execution Time and at the Closing Date, a certificate, dated respectively as of the Execution Time and as of the Closing Date, of its chief financial officer, with respect to certain financial data contained in the Disclosure Package and the Final Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

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(j) To the extent that there are outstanding any debt securities of the Company rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act), the subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) The Shares and the Warrant Shares shall have been listed and admitted and authorized for trading on the Nasdaq Global Select Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(l) [RESERVED]

(m) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representatives.

(n) The Warrant Agency Agreement, in substantially the form attached hereto as Exhibit B, shall have been duly executed by the parties thereto.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Underwriters, at 601 Marshall Street, Redwood City, California 94063, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates within the meaning of Rule 405 under the Securities Act and agents of each Underwriter and each person who controls any

22

Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting,” (x) the list of Underwriters and their respective participation in the sale of the Securities, (y) the sentences related to concessions and (z) the paragraphs related to stabilization and covering transactions in the Underwriting section under the subheading “Price Stabilization, Short Positions and Penalty Bids” in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a)

23

or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (which, if the Company is the indemnifying party, shall be limited to one such separate counsel and one local counsel for any Underwriter together with all persons who control such Underwriter within the meaning of the Exchange Act or the Securities Act, and no more than two such separate counsel and two local counsel for all of the Underwriters) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities.

24

If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate within the meaning of Rule 405 under the Securities Act and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not

25

be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the SEC or the Nasdaq Global Select Market or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates within the meaning of Rule 405 under the Securities Act or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to SVB Securities LLC, 1301 Avenue of the Americas, 12th Floor, New York, New York 10019, Attention: Stuart R. Nayman, and to H.C. Wainwright & Co. LLC, 430 Park Ave., 3rd Floor, New York, New York 10022, Attention: Head of Investment Banking; or, if sent to the Company, will be mailed, delivered or telefaxed to (650) 588-5272 and confirmed to it at 343 Oyster Point Blvd. Suite 200, South San Francisco, California 94080, attention of the Finance Department.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

26

14. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, 19801, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Delaware.

15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right”

27

has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriter.

Very truly yours,

CALITHERA BIOSCIENCES, INC.

By:	/s/ Susan M. Molineaux, Ph.D.
Name: Susan M. Molineaux, Ph.D.
Title: President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the date

specified in Schedule I hereto.

SVB SECURITIES LLC

By:	/s/ Murphy Gallagher
Name: Murphy Gallagher
Title: Senior Managing Director

For itself and the other several Underwriters named in Schedule II to the foregoing Agreement.

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Mark W. Viklund
Name: Mark W. Viklund
Title: Chief Executive Officer

For itself and the other several Underwriters named in Schedule II to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated March 29, 2022

Registration Statement No. 333-243731

Representatives: SVB Securities LLC and H.C. Wainwright & Co., LLC

Title, Purchase Price and Description of Securities:

Title: Common Stock

Number of Shares to be sold by the Company: 18,518,519

Number of Short-Term Common Warrants to be sold by the Company: 18,518,519

Number of Long-Term Common Warrants to be sold by the Company: 18,518,519

Public Offering Price per Share and Accompanying Short-Term Common Warrant and Long-Term Common Warrant: $0.54

Short-Term Common Warrant Exercise Price: $0.54

Long-Term Common Warrant Exercise Price: $0.54

Underwriting Discount per Share and Accompanying Short-Term Common Warrant and Long-Term Common Warrant: $0.0378

Closing Date, Time and Location: April 1, 2022 at 10:00 a.m. at Goodwin Procter LLP, 601 Marshall Street, Redwood City, California 94063

Type of Offering: Non-Delayed

Date referred to in Section 5(g) after which the Company may offer or sell securities issued by the Company without the consent of the Representatives: 90 days after the date of the Agreement

I-1

SCHEDULE II

Underwriters	Number of Shares to be Purchased	Number of Short- Term Common Warrants to be Purchased	Number of Long- Term Common Warrants to be Purchased
SVB Securities LLC	15,873,017	15,873,017	15,873,017
H.C. Wainwright & Co., LLC	2,645,502	2,645,502	2,645,502

Total	18,518,519	18,518,519	18,518,519

II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

III-1

EXHIBIT A

Form of Lock Up Agreement

A-1

Calithera Biosciences, Inc.

Lock Up Agreement

March [    ], 2022

SVB Leerink LLC

H.C. Wainwright & Co., LLC

As Representatives of

the several Underwriters listed in

Schedule II to the Underwriting

Agreement referred to below

c/o SVB Leerink LLC

255 California Street, 12th Floor

San Francisco, CA 94111

c/o H.C. Wainwright & Co., LLC

430 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), between Calithera Biosciences, Inc., a Delaware corporation (the “Company”), and you, relating to an underwritten public offering of Common Stock, $0.0001 par value (the “Common Stock”) and warrants to purchase shares of Common Stock, of the Company (the “Offering”).

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of SVB Leerink LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 90 days after the date of the Underwriting Agreement (the “Lock-Up Period”), other than:

(i)	shares of Common Stock or securities convertible into or exchangeable for Common Stock disposed of as bona fide gifts;

(ii)

exercise of stock options or warrants to purchase shares of Common Stock or the vesting of stock awards of Common Stock and any related transfer of shares of Common Stock to the Company in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such shares of Common Stock, it being understood that all shares of Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this agreement during the Lock-Up Period;

(iii)

transfers to the spouse, domestic partner, parent, child or grandchild or first cousin of the undersigned (each, an “Immediate Family Member”) or to a trust formed for the direct or indirect benefit of the undersigned or an Immediate Family Member;

(iv)	transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary, trustee or Immediate Family Member of the undersigned;

(v)	transfers pursuant to a divorce settlement agreement or decree or a qualified domestic relations order as defined in the United States Employee Retirement Income Security Act of 1974, as amended;

(vi)

transfers of Common Stock or securities convertible into or exchangeable for Common Stock to (a) any affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended), limited partner, general partner, limited liability company member or stockholder of the undersigned, or (b) if the undersigned is a corporation, to any wholly-owned subsidiary of such corporation, or (c) if the undersigned is an investment company registered under the Investment Company Act of 1940, as amended (a “Mutual Fund”), pursuant to a merger or reorganization with or into another Mutual Fund that shares the same investment adviser registered pursuant to the requirements of the Investment Advisers Act of 1940, as amended, or (d) if the undersigned is a fund, a fund who shares a common investment advisor with the undersigned or who is managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by or under common control with such manager or managing member or general partner or management company as the undersigned;

(vii)

the establishment of a trading plan pursuant to Rule 10b-5-1 under the Exchange Act (such plan, a “10b5-1 Plan”) for the transfer of shares of Common Stock or securities convertible into or exchangeable for Common Stock, provided that such plan does not provide for the transfer of shares of Common Stock during the Lock-Up Period and no filing or other public announcement shall be made during the Lock-Up Period;

(viii)

transfers of shares of Common Stock or securities convertible into or exchangeable for Common Stock under a 10b5-1 Plan that is existing as of the date hereof, provided that to the extent a public announcement or filing under the Exchange Act is required of the undersigned or the Company regarding the sale, such announcement or filing shall include a statement to the effect that the sale occurred pursuant to such 10b5-1 Plan; and

(ix)

transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company (it being understood that this agreement shall not restrict the undersigned from entering into any agreement or arrangement in connection therewith, including an agreement to vote in favor of, or tender the undersigned’s shares of Common Stock or other securities of the Company in, any such transaction or otherwise taking any other action in connection with any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares of Common Stock or other securities of the Company shall remain subject to the provisions of this agreement;

provided that in the case of any transfer or distribution pursuant to clauses (i), (iii), (iv), (v) and (vi) (a) the recipient agrees to be bound in writing by the same restrictions set forth herein for the duration of the Lock-Up Period, (b) no filing under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required during the Lock-Up Period, and (c) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be voluntarily made by the undersigned or the transferee during the Lock-Up Period, and (d) any such transfer shall not involve a disposition for value.

The foregoing restrictions shall not apply to transactions relating to shares of Common Stock acquired by the undersigned in the Offering or in open market transactions subsequent to the Offering date, provided that (i) no filing under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required and (ii) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be voluntarily made by the undersigned, in the case of both clauses (i) and (ii), during the Lock-Up Period. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering. This agreement shall automatically terminate upon the earliest to occur, if any, of (i) the date that the Company advises you, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the date of termination of the Underwriting Agreement if prior to the closing of the Offering or (iii) April 30, 2022, if the Offering has not been completed by such date.

Yours very truly,

By:
Name:
Title:

EXHIBIT B

Form of Warrant Agency Agreement

B-1

CALITHERA BIOSCIENCES, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC as

Warrant Agent

Warrant Agency Agreement

Dated as of             , 2022

WARRANT AGENCY AGREEMENT

WARRANT AGENCY AGREEMENT, dated as of             , 2022 (“Agreement”), between Calithera Biosciences, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Warrant Agent”).

W I T N E S S E T H

WHEREAS, pursuant to an offering by the Company of Short-Term Warrants (as defined below) and Long-Term Warrants (as defined below)(together the “Warrants”), the Company wishes to issue Warrants in book entry form entitling the respective holders of the Warrants (the “Holders”, which term shall include a Holder’s transferees, successors and assigns and “Holder” shall include, if the Warrants are held in “street name”, a Participant (as defined below) or a designee appointed by such Participant) to purchase an aggregate of up to                shares of Common Stock underlying the Warrants upon the terms and subject to the conditions hereinafter set forth (the “Offering”);

WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Affiliate” has the meaning ascribed to it in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which the Nasdaq Stock Market is authorized or required by law or other governmental action to close.

(d) “Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., New York City time, on the next succeeding Business Day.

(e) “Initial Exercise Date” means the date hereof.

(f) “Long-Term Warrants” means Common Stock Purchase Warrants of the Company with a term of exercise of five years following the date hereof.

(g) “Person” means an individual, corporation, association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

(j) “Short-Term Warrants” means Common Stock Purchase Warrants of the Company with a term of exercise of eighteen months following the date hereof.

(k) “Warrants” means the Short-Term Warrants and Long-Term Warrants.

(l) “Warrant Certificates” means the Short-Term Warrant Certificate and the Long-Term Warrant Certificate in substantially the forms attached as Exhibit 1-A and Exhibit 1-B hereto, representing such number of Warrant Shares (as defined below) as is indicated therein, provided that any reference to the delivery of a Warrant Certificate in this Agreement shall include delivery of notice from the Depositary or a Participant (each as defined below) of the transfer or exercise of the Warrant in the form of a Global Warrant (as defined below).

(m) “Warrant Shares” means the shares of Common Stock underlying the Warrants and issuable upon exercise of the Warrants.

All other capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant Certificates.

Section 2. Appointment of Successor Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms or conditions hereof (and no implied terms and conditions), and the Warrant Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Warrant Agents as it may, in its sole discretion, deem necessary or desirable upon ten (10) calendar days’ prior written notice to the Warrant Agent. The Warrant Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Warrant Agent. In the event the Company appoints one or more co-Warrant Agents, the respective duties of the Warrant Agent and any Co-Warrant Agent shall be as the Company shall reasonably determine, provided that such duties and determination are consistent with the terms and provisions of this Agreement.

Section 3. Global Warrants.

(a) The Warrants, shall be issuable in book entry form (the “Global Warrants” and, each, a “Global Warrant”). All of the Warrants shall initially be represented by one or more Global Warrants, deposited with the Warrant Agent and registered in the name of Cede & Co., a nominee of The Depository Trust Company (the “Depositary”), or as otherwise directed by the Depositary. Ownership of beneficial interests in the Warrants, shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depositary or its nominee for each Global Warrant or (ii) institutions that have accounts with the Depositary (such institution, with respect to a Warrant in its account, a “Participant”). For purposes of Regulation SHO, a holder whose interest in a Global Warrant is a beneficial interest in certificate(s) representing such Warrant held in book-entry form through the Depositary shall be deemed to have exercised its interest in such Warrant upon instructing its broker that is a Participant to exercise its interest in such Warrant, provided that in each such case payment of the applicable aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two trading days and (ii) the number of trading days comprising the Standard Settlement Period, in each case following such instruction. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of trading days, on the Company’s primary trading market with respect to the Common Stock as in effect on the date of delivery of the Exercise Notice.

(b) If the Depositary subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each Global Warrant, and the Company shall instruct the Warrant Agent in writing to deliver to each Holder a Warrant Certificate.

(c) A Holder has the right to elect at any time or from time to time a Warrant Exchange (as defined below) pursuant to a Warrant Certificate Request Notice (as defined below). Upon written notice by a Holder to the Warrant Agent for the exchange of some or all of such Holder’s Global Warrants for a Warrant Certificate, evidencing the same number of Warrants, which request shall be in the form attached hereto as Annex A (a “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by the Holder, the “Warrant Certificate Request Notice Date” and the deemed surrender upon delivery by the Holder of a number of Global Warrants for the same number of Warrants evidenced by a Warrant Certificate, a “Warrant Exchange”), the Warrant Agent shall promptly effect the Warrant Exchange and shall promptly issue and deliver, at the expense of the Company, to the Holder a Warrant Certificate, for such number of Warrants in the name set forth in the Warrant Certificate Request Notice. Such Warrant Certificate, shall be dated the original issue date of the Warrants, shall be executed by manual signature by an authorized signatory of the Company, shall be in the form attached hereto as Exhibit 1-A or Exhibit 1-B, respectively. In connection with a Warrant Exchange, the Company agrees to deliver, or to direct the Warrant Agent to deliver, the Warrant Certificate, to the Holder within three (3) Business Days of the Warrant Certificate Request Notice pursuant to the delivery instructions in the Warrant Certificate Request Notice (“Warrant Certificate Delivery Date”). Notwithstanding anything herein to the contrary, the Company shall act as warrant agent with respect to any physical Warrant Certificate issued pursuant to this section. If the Company fails for any reason to deliver to the Holder the Warrant Certificate subject to the Warrant Certificate Request Notice by the Warrant Certificate Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares evidenced by such Warrant Certificate (based on the VWAP (as defined in the Warrants) of the Common Stock on the Warrant Certificate Request Notice Date), $10 per Business Day for each Business Day after such Warrant Certificate Delivery Date until such Warrant Certificate, as applicable, is delivered or, prior to delivery of such Warrant Certificate, the Holder rescinds such Warrant Exchange. In no event shall the Warrant Agent be liable for the Company’s failure to deliver the Warrant Certificate by the Warrant Certificate Delivery Date. The Company covenants and agrees that, upon the date of delivery of the Warrant Certificate Request Notice, the Holder shall be deemed to be the holder of the Warrant Certificate, as applicable, and, notwithstanding anything to the contrary set forth herein, the Warrant Certificate shall be deemed for all purposes to contain all of the terms and conditions of the Warrants, evidenced by such Warrant Certificate, and the terms of this Agreement, other than Sections 3(c) and 9 herein, shall not apply to the Warrants evidenced by the Warrant Certificate.

Section 4. Form of Warrant Certificates. The Short-Term Warrant Certificate, and together with the form of election to purchase Common Stock (“Exercise Notice”) and the form of assignment to be printed on the reverse thereof, shall be in the form of Exhibit 1-A hereto and the Long-Term Warrant Certificate, together with the form of Exercise Notice and the form of assignment to be printed on the reverse thereof, shall be in the form of Exhibit 1-B hereto.

Section 5. Countersignature and Registration. The Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or Vice President, either manually or by facsimile signature, and have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Warrant Certificates shall be countersigned by the Warrant Agent by either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

The Warrant Agent will keep or cause to be kept, at its office designated for such purposes, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective Holders of the Warrant Certificates, the number of warrants evidenced on the face of each of such Warrant Certificate and the date of each of such Warrant Certificate. The Warrant Agent will create a special account for the issuance of Warrant Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates. With respect to the Global Warrant, subject to the provisions of the Warrant Certificate, and the last sentence of this first paragraph of Section 6 and subject to applicable law, rules or regulations, or any “stop transfer” instructions the Company may give to the Warrant Agent, at any time after the closing date of the Offering, and at or prior to the Close of Business on the Termination Date (as such term is defined in the Warrant Certificate), any Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants, entitling the Holder to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants surrendered then entitled such Holder to purchase. Any Holder desiring to transfer, split up, combine or exchange any Warrant Certificate or Global Warrant shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates, together with the required form of assignment and certificate duly executed and properly completed and such other documentation as the Warrant Agent may reasonably request, to be transferred, split up, combined or exchanged at the office of the Warrant Agent designated for such purpose, provided that no such surrender is applicable to the Holder of a Global Warrant. Any requested transfer of Warrants, whether in book-entry form or certificate form, shall be accompanied by evidence of authority of the party making such request that may be reasonably required by the Warrant Agent. Thereupon the Warrant Agent shall, subject to the last sentence of this first paragraph of Section 6, countersign and deliver to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require payment from the Holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, which evidence shall include an affidavit of loss, or in the case of mutilated certificates, the certificate or portion thereof remaining, and, in case of loss, theft or destruction, of indemnity or security reasonably acceptable to the Company and the Warrant Agent, and satisfaction of any other reasonable requirements established by Section 8-405 of the Uniform Commercial Code as in effect in the State of Delaware, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for delivery to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Warrants; Exercise Price; Termination Date.

(a) The Warrants shall be exercisable commencing on the Initial Exercise Date. The Warrants shall cease to be exercisable and shall terminate and become void, and all rights thereunder and under this Agreement shall cease, at or prior to the Close of Business on the Termination Date (as such term is defined in the Warrant Certificate). Subject to the foregoing and to Section 7(b) below, the Holder of a Warrant, may exercise the Warrant, in whole or in part upon surrender of the Warrant Certificate, if required, with the properly completed and duly executed Exercise Notice and payment of the Exercise Price (unless exercised via a cashless exercise), which may be made, at the option of the Holder, by wire transfer or by certified or official bank check in United States dollars, to the Warrant Agent at the office of the Warrant Agent designated for such purposes. In the case of the Holder of a Global Warrant, the Holder shall deliver the duly executed Exercise Notice and the payment of the Exercise Price as described herein. Notwithstanding any other provision in this Agreement, a holder whose interest in a Global Warrant is a beneficial interest in a Global Warrant held in book-entry form through the Depositary (or another established clearing corporation performing similar functions), shall effect exercises by delivering to the Depositary (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by the Depositary (or such other clearing corporation, as applicable). The Company acknowledges that the bank accounts maintained by the Warrant Agent in connection with the services provided under this Agreement will be in its name and that the Warrant Agent may receive investment earnings in connection with the investment at Warrant Agent risk and for its benefit of funds held in those accounts from time to time. Neither the Company nor the Holders will receive interest on any deposits or Exercise Price. No ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice be required.

(b) Upon receipt of an Exercise Notice for a Cashless Exercise, the Warrant Agent shall deliver a copy of the Exercise Notice to the Company and request from the Company and the Company shall promptly calculate and transmit to the Warrant Agent in writing the number of Warrant Shares issuable in connection with such Cashless Exercise. The Warrant Agent shall have no obligation under this Agreement to calculate, the number of Warrant Shares issuable in connection with a Cashless Exercise nor shall the Warrant agent have any duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares issuable upon such exercise, pursuant to this Section 7, is accurate or correct.1

(c) Upon the Warrant Agent’s receipt of a Warrant Certificate, at or prior to the Close of Business on the Termination Date set forth in such Warrant Certificate, with the executed Exercise Notice and payment of the Exercise Price for the shares to be purchased (other than in the case of a Cashless Exercise) and an amount equal to any applicable tax, or governmental charge referred to in Section 6 by wire transfer, or by certified check or bank draft payable to the order of the Company (or, in the case of the Holder of a Global Warrant, the delivery of the executed Exercise Notice and the payment of the Exercise Price (other than in the case of a Cashless Exercise) and any other applicable amounts as set forth herein), the Warrant Agent shall cause the Warrant Shares underlying such Warrant Certificate, or Global Warrant, to be delivered to or upon the order of the Holder of such Warrant Certificate, or Global Warrant, registered in such name or names as may be designated by such Holder, no later than the Warrant Share Delivery Date (as such term is defined in the Warrant Certificate. If the Company is then a participant in the DWAC system of the Depositary and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant is being exercised via Cashless Exercise, then the certificates for Warrant Shares shall be transmitted by the Warrant Agent to the Holder by crediting the account of the Holder’s broker with the Depositary through its DWAC system. For the avoidance of doubt, if the Company becomes obligated to pay any amounts to any Holders pursuant to Section 2(d)(i) or 2(d)(iv) of the Warrant Certificate, such obligation shall be solely that of the Company and not that of the Warrant Agent. Notwithstanding anything else to the contrary in this Agreement, except in the case of a Cashless Exercise, if any Holder fails to duly deliver payment to the Warrant Agent of an amount equal to the aggregate Exercise Price of the Warrant Shares to be purchased upon exercise of such Holder’s Warrant as set forth in Section 7(a) hereof by the Warrant Share Delivery Date, the Warrant Agent will not obligated to deliver such Warrant Shares (via DWAC or otherwise) until following receipt of such payment, and the applicable Warrant Share Delivery Date shall be deemed extended by one day for each day (or part thereof) until such payment is delivered to the Warrant Agent.

(d) The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price for all Warrants in the account of the Company maintained with the Warrant Agent for such purpose (or to such other account as directed by the Company in writing) and shall advise the Company via email at the end of each day on which exercise notices are received or funds for the exercise of any Warrant are received of the amount so deposited to its account.

(e) In case the Holder of any Warrant Certificate shall exercise fewer than all Warrants evidenced thereby, upon the request of the Holder, a new Warrant Certificate evidencing the number of Warrants equivalent to the number of Warrants remaining unexercised may be issued by the Warrant Agent to the Holder of such Warrant Certificate or to his duly authorized assigns in accordance with Section 2(d)(ii) of the Warrant Certificate, subject to the provisions of Section 6 hereof.

[1]	TBD cost basis of shares issued.

Section 8. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent shall deliver all canceled Warrant Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to the Company, subject to any applicable law, rule or regulation requiring the Warrant Agent to retain such canceled certificates.

Section 9. Certain Representations; Reservation and Availability of Shares of Common Stock or Cash.

(a) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Warrant Agent, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and the Warrants have been duly authorized, executed and issued by the Company and, assuming due execution thereof by the Warrant Agent pursuant hereto and payment therefor by the Holders, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits hereof; in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The Company covenants and agrees that it will, while the Warrants are issued and outstanding, cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, free from preemptive rights, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

(c) The Warrant Agent will create a special account for the issuance of Common Stock upon the exercise of Warrants.

(d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or certificates evidencing Common Stock upon exercise of the Warrants. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for Common Stock in a name other than that of the Holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificate for shares of Common Stock upon the exercise of any Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the Holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company’s and the Warrant Agent’s reasonable satisfaction that no such tax or governmental charge is due.

Section 10. Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock is issued (or to whose broker’s account is credited shares of Common Stock through the DWAC system) upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record for the Common Stock represented thereby on, and such certificate shall be dated, the date on which submission of the Exercise Notice was made, provided that the Warrant Certificate evidencing such Warrant was duly surrendered (but only if required herein) and payment of the Exercise Price (and any applicable transfer taxes) was received on or prior to the Warrant Share Delivery Date; provided, however, that, if the date of submission of the Exercise Notice is a date upon which the Common Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding day on which the Common Stock transfer books of the Company are open.

Section 11. Adjustment of Exercise Price, Number of Shares of Common Stock or Number of the Company Warrants. The Exercise Price, the number of shares covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in Section 3 of the Warrant Certificate. In the event that at any time, as a result of an adjustment made pursuant to Section 3 of the Warrant Certificate, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 3 of the Warrant Certificate, and the provisions of

Sections 7, 9 and 13 of this Agreement with respect to the shares of Common Stock shall apply on like terms to any such other shares. All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to the Warrant Certificate shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein.

Section 12. Certification of Adjusted Exercise Price or Number of Shares of Common Stock. Whenever the Exercise Price or the number of shares of Common Stock issuable upon the exercise of each Warrant Certificate is adjusted as provided in Section 11 or 13, the Company shall (a) promptly prepare a certificate setting forth the Exercise Price of each Warrant Certificate, as so adjusted, and a brief, reasonably detailed statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) instruct the Warrant Agent, at the Company’s expense, to send a brief summary thereof to each Holder of a Warrant Certificate. The Warrant Agent shall be fully protected in relying on such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.

Section 13. Fractional Shares of Common Stock.

(a) The Company shall not issue fractions of Warrants or distribute Warrant Certificates which evidence fractional Warrants. Whenever any fractional Warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall reflect a rounding of such fraction to the nearest whole Warrant (rounded down).

(b) The Company shall not issue fractions of shares of Common Stock upon exercise of Warrants or distribute stock certificates which evidence fractional shares of Common Stock. Whenever any fraction of a share of Common Stock would otherwise be required to be issued or distributed, the actual issuance or distribution in respect thereof shall be made in accordance with Section 2(d)(v) of the Warrant Certificate.

Section 14. Concerning the Warrant Agent.

(a) The Company agrees to pay to the Warrant Agent, pursuant to the fee schedule mutually agreed upon by the parties hereto and provided separately on the date hereof, for all services rendered by it hereunder and, from time to time, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.

(b) The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any costs, expenses (including reasonable fees and expenses of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions or omissions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct (each as determined by a final non-appealable court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, any liability of the Warrant Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Warrant Agent during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought. The costs and expenses incurred by the Warrant Agent in enforcing this right of indemnification shall be paid by the Company.

(c) Upon the assertion of a claim for which the Company may be required to indemnify the Warrant Agent, the Warrant Agent shall promptly notify the Company of such assertion, and shall keep the other party reasonably advised with respect to material developments concerning such claim. However, failure to give such notice shall not affect the Warrant Agent’s right to and the Company’s obligations for indemnification hereunder.

(d) Neither party to this Agreement shall be liable to the other party for any consequential, indirect, punitive, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

(e) Notwithstanding anything contained herein to the contrary, the rights and obligations of the parties set forth in this Section 14 shall survive termination of this Agreement, the expiration of the Warrants or the resignation, removal or replacement of the Warrant Agent.

Section 15. Purchase or Consolidation or Change of Name of Warrant Agent. Any Person into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any Person succeeding to the stock transfer or other shareholder services business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

Section 16. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following express terms and conditions (and no implied terms and conditions), by all of which the Company, by its acceptance hereof, shall be bound and shall not assume any obligations or relationship of agency or trust with any of the Holders of the Warrants or any other Person:

(a) The Warrant Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion and advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in accordance with such opinion or advice.

(b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, Chief Financial Officer or Vice President of the Company; and such certificate shall be full authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate. The Warrant Agent shall have no duty to act without such a certificate as set forth in this Section 16(b).

(c) Subject to the limitation set forth in Section 14, the Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as determined in a final, non-appealable judgment of a court of competent jurisdiction).

(d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (including in the case of any notation in book entry form to reflect ownership), except its countersignature thereof, by the Company or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Warrant Agent shall not have any liability or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of shares of Common Stock required under the provisions of Section 11 or 13 or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f) Each party hereto agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the other party hereto for the carrying out or performing by any party of the provisions of this Agreement.

(g) The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, Chief Financial Officer or Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable and shall be indemnified and held harmless for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer, provided Warrant Agent carries out such instructions without gross negligence, bad faith or willful misconduct.

(h) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

(i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence or bad faith in the selection and continued employment thereof (which gross negligence and bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

(j) The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(k) The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including without limitation obligations under applicable regulation or law.

(l) The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(l) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Warrant or any other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

This Section 16 shall survive the expiration of the Warrants, the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

Section 17. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing sent to the Company and, in the event that the Warrant Agent or one of its affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock. In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice thereunder. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days’ notice in writing, sent to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock, and to the Holders of the Warrant Certificates. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent, provided that, for purposes of this Agreement, the Company shall be deemed to be the Warrant Agent until a new warrant agent is appointed. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a Person, other than a natural person, organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose but such predecessor Warrant Agent shall not be required to make any additional expenditure (without prompt reimbursement by the Company) or assume any additional liability in connection with the foregoing. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the Holders of the Warrant Certificates. However, failure to give any notice provided for in this Section 17, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

Section 18. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

Section 19. Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company, (ii) by the Company or by the Holder of any Warrant Certificate to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to the Holder of any Warrant Certificate, shall be deemed given when in writing (a) on the date delivered, if delivered personally, (b) on the first Business Day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (c) on the fourth Business Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), and (d) the date of transmission, if such notice or communication is delivered via facsimile or e-mail attachment at or prior to 5:30 p.m. (New York City time) on a Business Day and (e) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail attachment on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	If to the Company, to:

Calithera Biosciences, Inc.

343 Oyster Point Blvd.

Suite 200

South San Francisco, California 94080

Attention: Chief Financial Officer

Email: stockadmin@calithera.com

With a copy (which shall not constitute notice) to:

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

Facsimile: (650) 849-7400

Attention:    John T. McKenna

                                                                 David R. Ambler

(b)	If to the Warrant Agent, to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Email: Reorgwarrants@astfinancial.com

For any notice delivered by email to be deemed given or made, such notice must be followed by notice sent by overnight courier service to be delivered on the next Business Day following such email, unless the recipient of such email has acknowledged via return email receipt of such email.

(c) If to the Holder of any Warrant Certificate, to the address of such Holder as shown on the registry books of the Company. Any notice required to be delivered by the Company to the Holder of any Warrant may be given by the Warrant Agent on behalf of the Company. Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to a Holder of any Warrant, such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the procedures of the Depositary or its designee.

Section 20. Supplements and Amendments.

(a) The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Global Warrants in order to (i) add to the covenants and agreements of the Company for the benefit of the Holders of the Global Warrants, (ii) to surrender any rights or power reserved to or conferred upon the Company in this Agreement, (iii) to cure any ambiguity, (iv) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (v) to make any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable, provided that such addition, correction or surrender shall not adversely affect the interests of the Holders of the Global Warrants or Warrant Certificates in any material respect.

(b) In addition to the foregoing, with the consent of Holders of Warrants entitled, upon exercise thereof, to receive not less than a majority of the shares of Common Stock issuable thereunder, the Company and the Warrant Agent may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders of the Global Warrants; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 11) upon which the Warrants are exercisable or reducing the percentage required for consent to modification of this Agreement may be made without the consent of the Holder of each outstanding warrant certificate affected thereby; provided further, however, that no amendment hereunder shall affect any terms of any Warrant Certificate issued in a Warrant Exchange. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment complies with the terms of this Section 20. No supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent.

Section 21. Successors. All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than the Company, the Holders of Warrant Certificates and the Warrant Agent any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrant Certificates.

Section 23. Governing Law; Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

Section 24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 25. Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 26. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement; provided, however, that if such prohibited and invalid provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

Section 27. Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 28.  Entire Agreement. The parties hereto acknowledge that there are no agreements or understandings, written or oral, between them with respect to matters contemplated hereunder other than as set forth herein and the Warrant Certificates, that this Agreement and the Warrant Certificates contain the entire agreement between them with respect to the subject matter hereof and thereof.

Section 29. Fees; Expenses. As consideration for the services provided by AST (the “Services”), the Company shall pay to AST the fees set forth on Schedule 1 hereto (the “Fees”). If the Company requests that AST provide additional services not contemplated hereby, the Company shall pay to AST fees for such services at AST’s reasonable and customary rates, such fees to be governed by the terms of a separate agreement to be mutually agreed to and entered into by the Parties at such time (the “Additional Service Fee”; together with the Fees, the “Service Fees”)

(a) The Company shall reimburse AST for all reasonable and documented expenses incurred by AST (including, without limitation, reasonable and documented fees and disbursements of counsel) in connection with the Services (the “Expenses”); provided, however, that AST reserves the right to request advance payment for any out-of-pocket expenses. The Company agrees to pay all Service Fees and Expenses within thirty (30) days following receipt of an invoice from AST.

(b) The Company agrees and acknowledges that AST may adjust the Service Fees annually, on or about each anniversary date of this Agreement, by the annual percentage of change in the latest Consumer Price Index of All Urban Consumers United States City Average, as published by the U.S. Department of Labor, Bureau of Labor Statistics.

(c) Upon termination of this Agreement for any reason, AST shall assist the Company with the transfer of records of the Company held by AST. AST shall be entitled to reasonable additional compensation and reimbursement of any Expenses for the preparation and delivery of such records to the successor agent or to the Company, and for maintaining records and/or Stock Certificates that are received after the termination of this Agreement (the “Record Transfer Services”).

Section 30. Conflicts. To the extent any provision of this Agreement conflicts with the express provisions of the Warrant Certificate, the provisions of the Warrant Certificate shall govern and be controlling.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CALITHERA BIOSCIENCES, INC.

By:
	Name:	Susan Molineax, Ph.D.
	Title:	President and Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY LLC

By:
Name:
Title:

Annex A: Form of Warrant Certificate Request Notice

WARRANT CERTIFICATE REQUEST NOTICE

To:                      as Warrant Agent for Calithera Biosciences, Inc. (the “Company”)

The undersigned Holder of [                    ] [                    ] Common Stock Purchase Warrants (“Warrants”) in the form of [                    ] [                    ] Global Warrants issued by the Company hereby elects to receive a Warrant Certificate evidencing the Warrants held by the Holder as specified below:

1.	Name of Holder of [ ] [ ] Warrants in form of Global Warrants:

2.	Name of Holder in Warrant Certificate (if different from name of Holder of Warrants in form of Global Warrants):

3.	Number of Warrants in name of Holder in form of Global Warrants:

4.	Number of Warrants for which Warrant Certificate shall be issued:

5.	Number of Warrants in name of Holder in form of Global Warrants after issuance of Warrant Certificate, if any:

6.	[ ] [ ] Warrant Certificate shall be delivered to the following address:

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Warrant Certificate, the Holder is deemed to have surrendered the number of Warrants in form of Global Warrants in the name of the Holder equal to the number of Warrants evidenced by the Warrant Certificate.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Exhibit 1-A: Form of Short-Term Warrant Certificate

Exhibit 1-B: Form of Long-Term Warrant Certificate

Schedule 1

Fees
Acceptance Fee	$3,500.00
Monthly Warrant Administration Fee (per Warrant Issue)	$350.00

EXCHANGE OF WARRANTS INTO COMMON SHARES
Per Manual Exercise of Warrants (until established on DTC WARR System)	$100.00
Per Warrant Exercise (DTC WARR system)	$50.00

SPECIAL SERVICES

Services not included herein (including, without limitation, trustee and custodial services, exchange/tender offer services and stock dividend disbursement services) but requested by the Company may be subject to additional charges.

OUT-OF-POCKET EXPENSES

All customary out-of-pocket expenses will be billed in addition to the foregoing fees. These charges include, but are not limited to, printing and stationery, freight and materials delivery, postage and handling.

The foregoing fees apply to services ordinarily rendered by AST and are subject to reasonable adjustment based on final review of documents.